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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2005
                                                           -------------
                           Jos.A.Bank Clothiers, Inc.
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             (Exact name of registrant as specified in its charter)



             Delaware                  0-23874            36-3189198
   (State or other jurisdiction      (Commission         (IRS Employer
         of incorporation)           File Number)     Identification No.)



                  500 Hanover Pike                                     21074
                 Hampstead, Maryland                                 ---------
      (Address of principal executive offices)                      (Zip Code)




       Registrant's telephone number, including area code (410) 239-2700

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

         In recognition of another year of record earnings for Jos. A. Bank Clothiers, Inc. (the "Company"), on April 1, 2005, the Compensation Committee of the Company's Board of Directors (the "Committee") determined that it was in the best interest of the Company to insure the continued stability of the Company's senior management team. The Committee therefore authorized extensions of certain executive employment agreements and established 2005 base salary amounts as set forth in the amendments to executive employment agreements attached hereto as Exhibits 10.1 - 10.4.

         The Company determines compensation for employees by reviewing the aggregate of base salary and annual bonus for comparable positions in the market. For the year ended January 29, 2005 ("fiscal 2004") all of the Company's officers and certain key managers were included in the fiscal 2004 Basic Bonus Plan (the "Basic Bonus Plan"). Maximum potential awards under the Basic Bonus Plan ranged from 10% to 125% of the participants' base salaries. The Basic Bonus Plan established (a) two goals for Company earnings per share after payment of bonuses (the "Company's EPS"), which were uniform for all Basic Bonus Plan participants (the "EPS Goals"); and (b) goals for departmental/individual performance, which varied with each Basic Bonus Plan participant (the "Performance Goals"). The first EPS Goal for fiscal 2004 was $1.15. No bonus was payable to any Basic Bonus Plan participant unless the Company's EPS were at least equal to the first EPS Goal (regardless of whether such participant satisfied his/her Performance Goals). The second EPS Goal for fiscal 2004 was $1.20. The maximum potential award was to be paid to any Basic Bonus Plan participant if the Company's EPS were at least equal to the second EPS Goal and such participant satisfied all of his/her Performance Goals.

         The Committee found it to be in the best interest of stockholders to encourage and reward exceptional performance of the Company by establishing for the senior management of the Company an additional bonus plan (the "Incentive Bonus Plan"). Maximum potential awards under the Incentive Bonus Plan ranged from 75% to 250% of the participants' base salaries. Having reviewed the Company's superior performance in fiscal 2004, the Committee determined on April 1, 2005, that, in lieu of any bonus otherwise payable under the Basic Bonus Plan, awards under the Company's fiscal 2004 Incentive Bonus Plan were payable in the following amounts: Mr. Wildrick $1,960,302; Mr. Black $378,250; Mr. Hensley $366,250; Mr. Ullman $318,000; and Mr. DeBoer $180,000. After accounting for the bonus awards, the preliminary earnings of the Company were a record $1.72 per diluted share, an increase of 47% over fiscal 2003 EPS.

         By unanimous written consent adopted on February 16, 2005, and effective April 1, 2005, the Company's Board of Directors increased the size of the board from four directors to five directors and appointed William E. Herron as a new director of the Company to fill the vacancy created by such increase. On April 1, 2005, the Board granted to Mr. Herron an immediately vested option to purchase up to 10,000 shares of the Company's common stock at an exercise price of $29.71 per share, the closing price of our stock on the date of the grant, pursuant to the Company's 2002 Long-Term Incentive Plan. Attached hereto as Exhibit 10.5 is a copy of the form of stock option agreement for the issuance of options under the 2002 Long-Term Incentive Plan.

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Item 9.01   Financial Statements and Exhibits

(c)      Exhibits.

Exhibit No.                Description
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10.1 Second Amendment to Amended and Restated Employment Agreement dated May 15,
     2002 between David E. Ullman and the Company, dated as of April 4, 2005

10.2 Sixth Amendment to Employment Agreement dated November 30, 1999 between Robert Hensley and the Company, dated as of April 4, 2005

10.3 Fifth Amendment to Employment Agreement dated December 21, 1999 between R. Neal Black and the Company, dated as of April 4, 2005

10.4 Written description of 2005 base salary for Jerry DeBoer

10.5 Form of stock option agreement for Company's 2002 Long-Term Incentive Plan


                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         JOS.A.BANK CLOTHIERS, INC.
                                         Registrant)



Date: April 7, 2005                      By: /s/  Charles D. Frazer
                                         --------------------------
                                            Senior Vice President-
                                            General Counsel


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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                Description
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10.1 Second Amendment to Amended and Restated Employment Agreement dated May 15,
     2002 between David E. Ullman and the Company, dated as of April 4, 2005

10.2 Sixth Amendment to Employment Agreement dated November 30, 1999 between Robert Hensley and the Company, dated as of April 4, 2005

10.3 Fifth Amendment to Employment Agreement dated December 21, 1999 between R. Neal Black and the Company, dated as of April 4, 2005

10.4 Written description of 2005 base salary for Jerry DeBoer

10.5 Form of stock option agreement for Company's 2002 Long-Term Incentive Plan